EXHIBIT 10.78

            OPTION AGREEMENT FOR THE PURCHASE AND SALE OF BUSINESSES

      This OPTION AGREEMENT FOR THE PURCHASE AND SALE OF BUSINESSES (this "AGREEMENT"), dated as of June 1, 1997, is entered into by and among Castle Dental Centers of Texas, Inc., a Texas corporation ("CDC TEXAS"), Castle Dental Centers, Inc., a Delaware corporation ("CASTLE"), Jack H. Castle, D.D.S., P.C., a Texas professional corporation ("CASTLE PC"), SW Dental Associates, LC, a Texas limited liability company ("SW DENTAL"), John Goodman,D.D.S. ("GOODMAN") and Harold Simpson, Jr. ("SIMPSON").

                              W I T N E S S E T H:

      WHEREAS, SW Dental and CDC Texas each wish to grant the other an option to enter into and consummate the transactions contemplated by the Member Interests Purchase Agreement substantially in the form of EXHIBIT A hereto (the "Purchase Agreement");

      WHEREAS, CDC Texas wishes to grant, and SW Dental wishes to acquire, an option for SW Dental to enter into and consummate the transactions contemplated by an Asset Purchase Agreement substantially in the form of EXHIBIT B hereto (the "HORIZON AGREEMENT"), which agreement contemplates the purchase by SW Dental of substantially all of the assets of CDC Texas located in Travis County, Texas, and all counties contiguous thereto (the "TERRITORY"); and

      WHEREAS, in connection with the grant of such options the parties are, contemporaneously herewith, entering into a Management Services Agreement to facilitate the transition of business operations in the event that any of the options contemplated herein is exercised;

      NOW, THEREFORE, in consideration for the mutual covenants and other consideration described herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                     OPTIONS TO PURCHASE AND SELL BUSINESSES

      1.1 CERTAIN DEFINITIONS. As used herein, the following terms shall have the following meanings ascribed to them:

                  "EQUITY SECURITIES" shall mean any securities of Castle, including, without limiting the

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                  generality of the foregoing, any common or preferred stock, securities convertible into or exchangeable for such common or preferred stock and any warrants, options, rights, or any instruments (including debt instruments or preferred stock) convertible into or exchangeable for such common stock or preferred stock of Castle.

                  "NET CASH PROCEEDS" shall mean the amount obtained by subtracting (i) the sum of the legal fees of Castle, printing costs, filing fees paid to any governmental authority (including blue sky fees), accountant's fees and fees and allowances paid to any investment banker, broker, underwriter or finder attributable to sale(s) of Equity Securities after the date hereof, from (ii) the total gross proceeds received by Castle from such sale(s) of Equity Securities.

                  "ROUND ROCK LEASE" means the lease dated as of August 1, 1997, between Castle Dental Centers of Texas, Inc., as lessee, and Socrates Retail Joint Venture, as lessor, covering the premises known as Lot 4C, Block 1, replat of Lot 4, Block 1, Socrates Addition, Phase II.

                  "TELECOMMUNICATIONS RIGHTS" shall mean telephone numbers, fax numbers and e-mail addresses pertaining to the location covered by the Round Rock Lease.

      1.2 GRANT OF OPTIONS. (a) Subject to the terms and conditions of this Agreement, (i) CDC Texas shall have an exclusive non-transferable option (the "CDC OPTION"), but not the obligation, to purchase from Goodman and Simpson all of the outstanding limited liability company interests in and capital stock of SW Dental, and (ii) upon the exercise of such option by CDC Texas, Goodman and Simpson shall be obligated to sell such interests to CDC Texas, such purchase and sale to be on the terms and conditions set forth in the Purchase Agreement. During the CDC Purchase Option Term (as such term is defined below), any certificates representing interests in, or capital stock of, SW Dental shall contain a legend referring to this Agreement.

      (b) Subject to the terms and conditions of this Agreement, SW Dental shall have an exclusive non-transferable option (the "HORIZON OPTION"), but not the obligation, to purchase from CDC Texas all of the assets of CDC Texas related to the conduct of business in the Territory, all as set forth in the Horizon Agreement, and upon the exercise of such option by SW Dental, CDC Texas shall be obligated to sell such business and assets to SW Dental, such purchase and sale to be on the terms and conditions further set forth in the Horizon Agreement.

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      (c) During the period commencing three days after the sale for cash by
Castle, whether in one or more private placements or in a public offering, of any Equity Securities from which Castle receives aggregate Net Cash Proceeds (including and combined with any other Net Cash Proceeds received after the date hereof) in excess of $15,000,000, and ending 10 days after such aggregate Net Cash Proceeds are received, CDC Texas shall exercise the CDC Option and effect the purchases contemplated in the Purchase Agreement, subject only to the conditions (if any) set forth in the Purchase Agreement, and the foregoing promise of CDC Texas shall be subject to enforcement by court ordered specific performance.

      1.3 OPTION TERMS. (a) CDC Texas may exercise the CDC Option during the period commencing on the date hereof and ending on the earlier of (i) the first anniversary of the date hereof, and (ii) ten days after the sale for cash by Castle, whether in a private placement or in a public offering, of any Equity Securities from which Castle receives Net Cash Proceeds (including and combined with any other Net Cash Proceeds received after the date hereof) in excess of $15,000,000. The period during which such option may be exercised by CDC Texas is referred to herein as the "CDC PURCHASE OPTION TERM." Upon exercise of the CDC Option, the Horizon Option shall terminate.

      (b) SW Dental may exercise the Horizon Option for a period of 60 days, commencing on the first to occur of (1) the date the CDC Option expires by its terms or is canceled or terminated by CDC Texas, (2) the date the Management Services Agreement, dated as of even date herewith (the "MANAGEMENT SERVICES AGREEMENT"), between CDC Texas and SW Dental, is terminated by CDC Texas. The period during which such option may be exercised by SW Dental is referred to herein as the "HORIZON PURCHASE OPTION TERM".

      1.4 CONSIDERATION FOR THE OPTIONS. (a) In consideration of the grant by Goodman to CDC Texas of the CDC Option, CDC Texas shall (i) pay, immediately upon the execution hereof, to Goodman $1,000,000 (the "NON-REFUNDABLE PAYMENT"),
(ii) pay to SW Dental, upon the exercise of the CDC Option at the closing of the transactions contemplated in the Purchase Agreement, (A) if the CDC Option is exercised more than 180 days but less than 270 days after the date hereof, an amount equal to $170,000, (b) if the CDC Option is exercised at least 270 days but less than 300 days after the date hereof, an amount equal to $255,000, and
(C) if the CDC Option is exercised at least 300 days after the date hereof but on or before the one year anniversary of the date hereof, an amount equal to $340,000.

      (b) In the event that CDC Texas does not exercise the CDC Option and effect the purchase contemplated by the Purchase Agreement and the CDC Option expires by its terms, then (i) the Non-Refundable Payment shall be and remain the sole property of Goodman, (ii) no payments, other than the Non-Refundable

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Payment as contemplated in Section 1.4(a) hereof, shall be paid and delivered to
SW Dental, and (iii) CDC Texas shall, in lieu of the payments (other than the Non-Refundable Payment) contemplated in Section 1.4(a), (A) assign and transfer to SW Dental the Round Rock Lease (in the event that SW Dental is not a party to the Round Rock Lease as lessee thereunder) and the equipment, fixtures, patient records, computer software, customer lists, Telecommunications Rights, employee information and all other property or things of value located at the premises covered by the Round Rock Lease, and (B) permit (and shall not interfere with, prohibit or restrict) any offer to employ or the hiring by SW Dental of any or all employees (including administrative staff as well as dental technicians and dentists) of CDC Texas employed at the location covered by the Round Rock Lease, and from and after the date of such assignments and transfers, all property and assets, real or personal, tangible or intangible, shall be the sole property and assets of SW Dental, and CDC Texas shall execute such bills of sale and assignments as SW Dental shall reasonably request to further evidence the foregoing.

      (c) The Non-Refundable Payment is and shall hereafter be the sole and exclusive property of Goodman. Notwithstanding anything contained in this Agreement or in any other agreement to which Goodman and any person party hereto are a party, the Non-Refundable Payment is not refundable to any person, for any reason or circumstance, including without limitation by reason of (i) any events or conditions that prevent, prohibit, limit or adversely affect in any way the exercise by CDC Texas of the CDC Option, (ii) the acts of any governmental authority to enjoin or limit the exercise of the CDC Option, (iii) any changes in (A) general economic or local business conditions, or (B) any federal, state or local laws, rules or regulations, that adversely affect the CDC Option or the potential profitability of the dental care business, (iv) the breach of any covenant, by SW Dental or Goodman, set forth in any written agreement with CDC Texas or any affiliate thereof, or (v) any representation or warranty of Goodman or SW Dental set forth in any written agreement thereof with CDC Texas or any affiliate thereof, is untrue or incorrect in any respect, whether or not material. It is the intention of the parties hereto that the Non-Refundable Payment is permanently and irrevocably transferred by CDC Texas and its affiliates to Goodman without any recourse against the Non-Refundable Payment, and without rights to rescind or recapture the Non-Refundable Payment, by action in quantum meruit, at common law, in equity or otherwise.

      (d) SW Dental has executed the Management Services Agreement in consideration of the valuable services to be provided thereunder and of the granting by SW Dental to CDC Texas of the CDC Option.

      (e) All payments by any party hereto to any other party hereto pursuant to this Section 1.4 shall be made by wire transfer of immediately available funds.

      1.5 REIMBURSEMENT OF EXPENSES BY CDC TEXAS. CDC Texas acknowledges that SW Dental has incurred, prior to the date hereof, certain expenses on behalf of CDC Texas in connection with certain services provided by SW Dental for CDC Texas in the Territory. A schedule of such expenses is set forth on EXHIBIT C hereto. CDC

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Texas has reimbursed to SW Dental the total of such expenses in cash on the date hereof by wire transfer of immediately available funds to an account or accounts previously identified by SW Dental.

                                   ARTICLE II

                          EXERCISE OF PURCHASE OPTIONS

      2.1 NOTICE OF EXERCISE OF OPTION BY CDC TEXAS. CDC Texas may give notice in writing (the "CDC PURCHASE NOTICE") to Goodman at any time during the CDC Purchase Option Term of CDC Texas' intent to exercise the CDC Option. Closing of the transactions contemplated by the Purchase Agreement (the "Closing") shall be held within ten days after Goodman's receipt of the CDC Purchase Notice.

      2.2 NOTICE OF EXERCISE OF OPTION BY SW DENTAL. SW Dental may give notice in writing (the "SW PURCHASE NOTICE") to CDC Texas at any time during the Horizon Purchase Option Term of SW Dental's intent to exercise the Horizon Option. Closing of the transactions contemplated by the Purchase Agreement shall be held within ten days after CDC Texas' receipt of the SW Purchase Notice.

                                   ARTICLE III

                         HORIZON PURCHASE OPTION MATTERS

      3.1 NOTICE OF CHANGES TO SCHEDULES. CDC Texas shall, promptly upon becoming aware that any representation or warranty of CDC Texas in the Horizon Agreement is not complete or accurate in any material respect, or that it will be unable to comply in any material respect with any covenant or agreement in the Horizon Agreement due to changed circumstances, inform SW Dental in writing (a "HORIZON CHANGE NOTICE"). Each such Horizon Change Notice shall set forth a description of such change or such inaccurate representation or warranty or inability to perform such covenant or agreement.

      3.2 NOTICE OF EXERCISE OF HORIZON OPTION. SW Dental may give notice in writing (the "HORIZON NOTICE") to CDC Texas at any time during the Horizon Purchase Option Term of SW Dental's intent to exercise the Horizon Option. Closing of the transactions contemplated by the Horizon Agreement (the "HORIZON CLOSING") shall be held within 30 days after CDC Texas' receipt of the Horizon Notice, PROVIDED, that SW Dental may decline to close the transactions contemplated in the Horizon Agreement, whether because of Horizon Change Notices or for any other reason, it being agreed hereby that the Horizon Option is an option of SW Dental, and not an obligation.

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      3.3 NONCOMPETITION AND OTHER PROVISIONS VOID. SW Dental and CDC Texas
acknowledge and agree that, if the CDC Option remains unexercised at the end of the CDC Purchase Option Term, neither SW Dental, John Goodman, D.D.S., nor Sheryl Goodman shall be subject to any further employment, noncompetition, confidentiality, secrecy, hiring limitation or nonsolicitation obligations, or any other contractual limitations, with respect to CDC Texas or any of CDC Texas' affiliates, and the Management Services Agreement entered into contemporaneously herewith shall be terminated, void and without further force or effect at such time.

      3.4 RETENTION OF EMPLOYEES. If SW Dental exercises the Horizon Option, SW Dental shall be entitled to offer employment to and to employ any and all CDC Texas employees then employed by CDC Texas in the Territory who are not licensed dentists, and CDC Texas shall use reasonable efforts to obtain consents to the assignment to SW Dental of all of CDC Texas' employment contracts with licensed dentists working in the Territory.

                                   ARTICLE IV

                               CONDUCT OF BUSINESS

      4.1 CONDUCT OF THE BUSINESS OF SW DENTAL DURING THE PURCHASE OPTION TERMS. SW Dental and Goodman hereby covenant that, from the date hereof to and including the earlier of (i) the expiration of the CDC Purchase Option Term and the Horizon Purchase Option Term or (ii) the closing of the transactions contemplated by the Purchase Agreement, except as contemplated by the Management Services Agreement or otherwise agreed to in writing by CDC Texas:

            (a) the business of SW Dental shall be conducted and the assets used in the business of SW Dental shall be repaired and maintained in the ordinary and usual course, in a manner consistent with past practice;

            (b) except in the ordinary course of business consistent with past practice, SW Dental shall not (i) make any commitment to make any capital expenditures individually in excess of $75,000 or in the aggregate in excess of $350,000; (ii) dispose of any capital assets with a book value, individually or in the aggregate, in excess of $10,000 or encumber any of its capital assets or other assets; (iii) incur, or guarantee or otherwise become liable for, any indebtedness for borrowed money, except as may be required in connection with the Round Rock Lease;
                  (iv) amend any of its material contracts; (v) enter into any new employee benefit plan, program or arrangement or amend any existing employee benefit plan, program or arrangement; or
                  (vi) issue any additional equity

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                  securities or transfer any equity securities of SW Dental, except for transfers to Goodman from Harold Simpson, Jr.;

            (c) SW Dental shall use its best efforts to preserve for CDC Texas the goodwill of all persons dealing with SW Dental;

            (d) on receipt of the CDC Purchase Notice, SW Dental and Goodman shall cooperate fully with CDC Texas to consummate the closing of the transactions contemplated in the Purchase Agreement in an orderly fashion;

            (e) SW Dental shall promptly notify CDC Texas of (i) any breach or violation of, default or event of default under, or actual or threatened termination or cancellation of any material contract or other material instrument relating to the business of SW Dental, (ii) any material loss of, damage to, or disposition of any of the assets of SW Dental (other than the sale or use of inventories in the ordinary course of business), and (iii) any claim or litigation, threatened or instituted, or any other material adverse event or occurrence involving or affecting the business of SW Dental; and

            (f) SW Dental and Goodman shall not sell, dispose of, distribute, encumber or enter into any agreement or commitment, whether oral or written for the sale, disposition, distribution or encumbrance of any portion of the business of SW Dental (other than (i) the sale or use of inventories in the ordinary course of business, (ii) the transfer of interests in SW Dental to Goodman from Harold Simpson, Jr., and (iii) encumbrances created in connection with debt incurred to finance leasehold improvements and purchases of equipment for the Round Rock Lease) or initiate or participate, through agents, representatives or otherwise, in any discussions or negotiations with, or otherwise solicit from, any corporation, business or person any proposals or offers relating to the disposition of any such portion of the business of SW Dental, PROVIDED, that SW Dental and Goodman may, within 90 days prior to the expiration of the CDC Option, engage in discussions with financial institutions or investors in anticipation of the exercise of the Horizon Option.

      4.2 CONDUCT OF THE BUSINESS OF CDC TEXAS THROUGH THE HORIZON PURCHASE OPTION TERM. CDC Texas and Castle hereby covenant that, from the date hereof to and including the earlier of (i) the expiration of the Horizon Purchase Option Term or (ii) the closing of the transaction contemplated by the Horizon Agreement, except as agreed to in writing by SW Dental:

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            (a)   the business of CDC Texas in the Territory shall be conducted and the assets used in the business of CDC Texas in the Territory shall be repaired and maintained in the ordinary and usual course, in a manner consistent with past practice;

            (b) except in the ordinary course of business consistent with past practice, CDC Texas shall not, with respect to its business in the Territory, (i) make any commitment to make any capital expenditures individually in excess of $75,000 or in the aggregate in excess of 350,000; (ii) dispose of any capital assets with a book value, individually or in the aggregate, in excess of $10,000 or encumber any of its capital assets or other assets; (iii) incur, or guarantee or otherwise become liable for, any indebtedness for borrowed money; (iv) amend any of its material contracts; (v) enter into any new employee benefit plan, program or arrangement or amend any existing employee benefit plan, program or arrangement or grant any increases in employee compensation; or (vi) issue any additional equity securities or transfer any equity securities of CDC Texas;

            (c) CDC Texas shall use its best efforts to preserve for SW Dental the goodwill of all persons dealing with CDC Texas in the Territory;

            (d) on receipt of the SW Purchase Notice, CDC Texas and Castle shall cooperate fully with SW Dental to consummate the exercise of the Horizon Agreement in an orderly fashion;

            (e) CDC Texas shall promptly notify SW Dental of (i) any breach or violation of, default or event of default under, or actual or threatened termination or cancellation of any material contract or other material instrument relating to the business of CDC Texas in the Territory, (ii) any material loss of, damage to, or disposition of any of the assets of CDC Texas in the Territory (other than the sale or use of inventories in the ordinary course of business), and (iii) any claim or litigation, threatened or instituted, or any other material adverse event or occurrence involving or affecting the business of CDC Texas in the Territory;

            (f) CDC Texas and Castle shall not sell, dispose of, distribute, encumber or enter into any agreement or commitment, whether oral or written for the sale, disposition, distribution or encumbrance of any portion of the business of CDC Texas in the Territory (other than the sale or use of inventories in the ordinary course of business) or initiate or participate, through agents, representatives or otherwise, in any discussions or negotiations

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                  with, or otherwise solicit from, any corporation, business or person any proposals or offers relating to the disposition of any such portion of the business of CDC Texas in the Territory.

                                    ARTICLE V

                                    COVENANTS

      5.1 CLOSE SW DENTAL FIRST. Until such time as (i) CDC Texas exercises the CDC Option and closes the transactions contemplated in the Purchase agreement, or (ii) CDC Texas and Goodman agree in writing to release, extinguish and terminate the CDC Option, CDC Texas shall not, nor shall it permit its affiliates Castle or Castle PC to, purchase or acquire for cash, all or substantially all of the assets or business of any dentist, dental office, oral or dental surgery center, or multi-site dental or oral care practice organization; PROVIDED, HOWEVER, that this Section 5.1 shall not prohibit the construction or lease by CDC Texas of additional dental offices in the Houston, Texas, area.

      5.2 RISK ALLOCATION. CDC Texas shall purchase insurance as CDC Texas may desire to cover such risks of ownership of SW Dental as CDC Texas may incur in connection with the ownership thereof after the date hereof arising as a result of the acquisition of Goodman's capital stock and member interests in CDC Texas. CDC Texas has agreed under the Purchase Agreement, subject to compliance by SW Dental with the covenants contained herein, (i) to succeed to the ownership of SW Dental, and CDC Texas acknowledges the risks inherent therein and the need for adequate insurance of loss on account of torts, malpractice, workmen's compensation claims, property damage and other risks of operation of a dental practice, whether or not similar to any of the foregoing, (ii) that the risks arising from changes, occurring between the date hereof and the closing date under the Purchase Agreement, in the business, financial condition, profitability, prospects, legal and regulatory matters and limitations, asset condition, and all other risks associated with adverse changes after the date hereof in the business, financial condition or results of operations of SW Dental, are risks that have been assumed by CDC Texas as part of the bargain of the parties hereto, (iii) that CDC Texas has made its decision to purchase the stock and interests in SW Dental from Goodman based on the representations and warranties set forth as of the date hereof in the Purchase Agreement (with no requirement for updates for changes in the relevant facts), and CDC Texas and its affiliates have agreed to purchase such stock and interests subject only to the conditions set forth herein, the effect of which is that (A) SW Dental and its affiliates thereby assume the risk that the business of SW Dental may change materially and adversely between the date of execution hereof and the date that CDC Texas purchases such stock and interests pursuant to the Purchase Agreement, and (B) the representations and warranties of SW Dental, being limited to the date hereof, may not be true and correct on a subsequent date, but such changes shall not entitle CDC Texas to refuse to close

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the transactions contemplated by the Purchase Agreement, and (iv) CDC Texas has
agreed hereby, subject only to (A) its ability to raise sufficient funds to pay the purchase price under the Purchase Agreement, and (B) the conditions (if any) set forth in the Purchase Agreement, to purchase the outstanding capital stock and member interests in SW Dental without regard to changes that occur in the business, financial condition, prospects, results of operations, profitability, legal or regulatory matters, assets or any other matters pertaining to or affecting the business of SW Dental between the date hereof and the closing date under the Purchase Agreement.

      5.3 ROUND ROCK LEASE BUILDOUT. SW Dental is expressly permitted hereunder to incur expenses and indebtedness which have been mutually agreed to by SW Dental and CDC Texas in order to build out and complete dental care facilities, including the construction of leasehold improvements, the purchase of needed office and dental care equipment, and the incurring of marketing and promotional expenses associated with the opening of a new dental practice office, at the location that is the subject of the Round Rock Lease. The leasehold improvements, and all equipment and other property, at the Round Rock Lease location shall be owned by SW Dental.

                                   ARTICLE VI

                                  MISCELLANEOUS

      6.1 CONSENT TO REFERENCES IN REGISTRATION STATEMENT. SW Dental hereby irrevocably (i) consents to the references that may be made to it and its business, and the inclusion of the financial statements of SW Dental, in any Registration Statement filed by Castle under the Securities Act or offering memorandum relating to the Common Stock of Castle; and (ii) waives any breach of any confidentiality agreement to which SW Dental has entered into with CDC Texas or Castle which may be occasioned by such inclusion.

      6.2 ENTIRE AGREEMENT. This Agreement (including the Exhibits) and the Management Services Agreement set forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreements or understandings (whether oral or written) between the parties regarding the subject matter hereof, including that certain letter agreement dated September 11, 1996 (the "SEPTEMBER LETTER"), are merged into and superseded by this Agreement. There are no unwritten or oral agreements among the parties hereto. Pursuant to the September Letter, CDC Texas paid to SW Dental $500,000, and (i) such payment constitutes a nonrefundable part (which does not reduce and is not a credit against any amounts payable hereunder or in connection with the exercise of the Purchase Agreement) of the consideration to be paid to Goodman in connection with the expected exercise by CDC Texas of the CDC Option, (ii) this Agreement constitutes a restructure of the various terms contemplated by the September Letter, and (iii) the Non-Refundable Payment is in addition to, and does not reduce, and is not a credit against, the cash payment to be made by CDC

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Texas to Goodman pursuant to the Purchase Agreement at the closing contemplated therein.

      6.3 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors of the parties hereto; provided that this Agreement may not be assigned by SW Dental without the prior written consent of CDC Texas, or by CDC Texas without the prior written consent of SW Dental.

      6.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

      6.5 HEADINGS. The headings, subheadings and captions of the Articles, Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

      6.6 MODIFICATION AND WAIVER. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

      6.7 NO THIRD PARTY BENEFICIARY RIGHTS. This Agreement is not intended to and shall not be construed to give any person (other than the parties signatory hereto) any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

      6.8 EXPENSES. Except as otherwise provided in that certain letter agreement, dated December 26, 1996, between SW Dental and CDC Texas, and except as expressly provided in this Section 6.8, the parties hereto shall each pay all costs and expenses incurred by them or on their behalf in connection with this Agreement and the transactions contemplated hereby. Within 30 days after the execution hereof, CDC Texas shall pay to Fulbright & Jaworski L.L.P. all fees incurred by SW Dental or Goodman in connection with the execution and delivery of this Agreement and the Management Services Agreement.

      6.9 NOTICE. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be sufficiently given if delivered in person or sent by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

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            if to CDC Texas, Castle or Castle PC, to:

            Castle Dental Centers of Texas, Inc.
            1360 Post Oak Boulevard
            Suite 1300
            Houston, Texas  77056-3021

            with a copy to:

            Mr. William D. Gutermuth
            Bracewell & Patterson, L.L.P.
            South Tower Pennzoil Place
            711 Louisiana, Suite 2900
            Houston, Texas  77002-2856

            if to SW Dental or Goodman, to:

            Southwest Dental Associates, L.C.
            713 Beardsley Lane
            Austin, Texas  78746
            Attn.:  John Goodman, D.D.S.

            with a copy to:

            Mr. Roger K. Harris
            Fulbright & Jaworski L.L.P.
            1301 McKinney, Suite 5100
            Houston, Texas  77010-3095

or at such other address for a party as shall be specified by like notice, and such notice or communication shall be deemed to have been duly given as of the date so delivered, mailed or sent by telecopier.

      6.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regards to conflict of law rules thereof.

      6.11 CONFIDENTIALITY; PUBLICITY. The terms and conditions of this Agreement shall not be disclosed by any party hereto without the prior written consent of the other parties; provided, however, that CDC Texas and SW Dental may disclose such information as is required to comply with the requirements of their respective lenders and investors and to comply with applicable securities laws. No party hereto shall issue any press release or make any other public statement, in each case relating to or connected with or arising out of this Agreement or the matters contained herein,

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without obtaining the prior approval of the other parties hereto to the contents and the manner of presentation and publication thereof.

      6.12 CONSENT TO JURISDICTION. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto shall be brought in any federal or state court located in Travis County, Texas, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts for itself the exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

      6.13 SEVERABILITY. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled.

      6.14 ENFORCEMENT. The parties hereto agree that the remedy at law for any breach of this Agreement is inadequate and that should any dispute arise concerning the grant or exercise of the Option or any other matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the parties hereto may have.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

                              CASTLE DENTAL CENTERS OF TEXAS, INC.

                              By: _________________________
                              Name:  Jack H. Castle, Jr.
                              Title: President

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
                              CASTLE DENTAL CENTERS, INC.

                              By: _________________________
                              Name:  Jack H. Castle, Jr.
                              Title: President


                              JACK H. CASTLE, D.D.S., P.C.

                              By: _________________________
                              Name:  Jack H. Castle, Jr.
                              Title: President


                              SW DENTAL ASSOCIATES, LC

                              By: _________________________
                              Name:  John Goodman, D.D.S.
                              Title: President


                              _____________________________
                                   John Goodman, D.D.S.


                              _____________________________
                                   Harold Simpson, Jr.

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